EXHIBIT 15.7

(Part 1 of 2)

TBPELS REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	FAX (713) 651-0849 TELEPHONE (713) 651-9191

April 22, 2022

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to all references to our firm as set forth in the Annual Report on Form 20-F of Petróleos Mexicanos (“Pemex”) for the year ending December 31, 2021 (the “Form 20-F”), under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company – Business Overview – Exploration and Production – Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F,” and to the filing of our audit letter dated April 22, 2022, as an exhibit to the Form 20-F. We have audited the estimates of Pemex’s proved oil, condensate, natural gas, and oil equivalent reserves, as of December 31, 2021, for 16 fields located onshore and offshore in the areas known as the North, South, Marine Northeast and Marine Southwest regions of Pemex Exploración y Producción. These estimates were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110

(Part 2 of 2)

TBPELS REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	FAX (713) 651-0849 TELEPHONE (713) 651-9191

April 22, 2022

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to all references to our firm as set forth in the Annual Report on Form 20-F of Petróleos Mexicanos (“Pemex”) for the year ending December 31, 2021 (the “Form 20-F”), under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company – Business Overview – Exploration and Production – Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F,” and to the filing of our audit letter dated April 22, 2022, as an exhibit to the Form 20-F. We have audited the estimates of Pemex’s proved oil, condensate, natural gas, and oil equivalent reserves, as of December 31, 2021, for 137 fields located in the Reynosa and Veracruz business units in the North Region of Mexico. These estimates were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Regulation S-X Rule 4-10 (a) of the U.S. Securities and Exchange Commission.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110